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                                                                   EXHIBIT 12.01

                           Ambac Financial Group, Inc.
                       Ratio of Earnings to Fixed Charges
                          (In thousands, except ratios)

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
                                                                              Years Ended December 31,
                                                          ------------------------------------------------------------------
                                                               2001          2000         1999          1998         1997
                                                          ------------------------------------------------------------------
Earnings:

  Income before income taxes                                 $ 568,727    $ 482,124    $ 404,658     $ 328,912    $ 285,996

  Interest expense                                              40,442       37,477       36,525        32,761       21,346

  Portion of rentals deemed to be
   interest                                                      1,972        1,859        1,782         1,846        1,699
                                                          ------------------------------------------------------------------

    Earnings                                                 $ 611,141    $ 521,460    $ 442,965     $ 363,519    $ 309,041
                                                          ==================================================================

Fixed Charges:

  Interest Expense                                           $  40,442    $  37,477    $  36,525     $  32,761    $  21,346

  Portion of rentals deemed to be
   interest                                                      1,972        1,859        1,782         1,846        1,699
                                                          ------------------------------------------------------------------

    Fixed Charges                                            $  42,414    $  39,336    $  38,307     $  34,607    $  23,045
                                                          ==================================================================

Ratio of earnings to fixed charges                                14.4         13.3         11.6          10.5         13.4
                                                          ==================================================================
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